Exhibit h(xxvii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                               The Wachovia Funds
                          The Wachovia Municipal Funds

                                    AGREEMENT
                                       for
                            FUND ACCOUNTING SERVICES,
                             ADMINISTRATIVE SERVICES
                                       and
                            TRANSFER AGENCY SERVICES


     AGREEMENT made as of June 3, 1999, by and among THE WACHOVIA FUNDS and THE WACHOVIA MUNICIPAL FUNDS, each having its principal office and place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 (together, the "Investment Company"), on behalf of their respective separate investment portfolios (individually referred to herein as a "Fund" and collectively as "Funds"), listed on Exhibit 1 as may be amended from time to time, and FEDERATED SERVICES COMPANY, a Pennsylvania corporation, having its principal office and place of business at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779 on behalf of itself and its subsidiaries (the "Company").

     WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of beneficial interest ("Shares");

     WHEREAS, the Investment Company desires to retain the Company as fund accountant to provide fund accounting services (as herein defined) including certain pricing, accounting and recordkeeping services for each of the Funds, including any classes of shares issued by any Fund ("Classes"), and the Company desires to accept such appointment;

     WHEREAS, the Investment Company desires to appoint the Company as its administrator to provide it with administrative services (as herein defined), and the Company desires to accept such appointment; and

     WHEREAS, the Investment Company desires to appoint the Company as its transfer agent and dividend disbursing agent to provide it with transfer agency services (as herein defined), and agent in connection with certain other activities, and the Company desires to accept such appointment;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION ONE: Fund Accounting.

Article 1.  Appointment.

     The Investment Company hereby appoints the Company to provide certain pricing and accounting services to the Funds, and/or the Classes, for the period and on the terms set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services herein set forth in return for the compensation set forth in Exhibit 1 to this Agreement.

Article 2.  The Company's Duties.

     Subject to the supervision and control of the Investment Company's Board of Trustees ("Board"), the Company will assist the Investment Company with regard to fund accounting for the Investment Company, and/or the Funds, and/or the Classes, and in connection therewith undertakes to perform the following specific services;

     A.   Value the assets of the Funds  using:  primarily,  market  quotations, including the use of matrix pricing, supplied by the independent pricing services selected by the Company in consultation with the Investment Company's investment adviser ("Adviser") and/or investment sub-adviser ("Sub-Adviser"), or sources selected by the Adviser and/or Sub-Adviser, and reviewed by the Board; secondarily, if a designated pricing service does not provide a price for a security which the Company believes should be available by market quotation, the Company may obtain a price by calling brokers designated by the Adviser and/or Sub-Adviser of the Fund holding the security, or if the Adviser and/or Sub-Adviser does not supply the names of such brokers, the Company will attempt on its own to find brokers to price those securities; thirdly, for securities for which no market price is available, the Investment Company's Pricing Committee (or, in the absence of a Pricing Committee, the Board) will determine a fair value in good faith. Consistent with Rule 2a-4 under the 1940 Act, estimates may be used where necessary or appropriate. The Company's obligations with regard to the prices received from outside pricing services and designated brokers or other outside sources, is to exercise reasonable care in the supervision of the pricing agents. The Company is not the guarantor of the securities prices received from such agents and the Company is not liable to the Fund for potential errors in valuing a Fund's assets or calculating the net asset value per share of such Fund or Class attributable to such prices. All of the above sources of prices used as described are deemed by the Company to be authorized sources of security prices. The Company provides daily to the Adviser and/or Sub-Adviser the securities prices used in calculating the net asset value of the Fund, for its use in preparing exception reports for those prices on which the Adviser and/or Sub-Adviser has comment. Further, upon receipt of the exception reports generated by the Adviser and/or Sub-Adviser, the Company diligently pursues communication regarding exception reports with the designated pricing agents;

     B. Determine the net asset value per share of each Fund and/or Class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus and Statement of Additional Information ("Prospectus") of each Fund;

     C.    Calculate the net income of each Fund, if any;

     D. Calculate realized capital gains or losses of each Fund resulting from sale or disposition of assets, if any;

     E. Maintain the general ledger and other accounts, books and financial records of the Investment Company, including for each Fund and/or Class, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by the Company;

     F. Preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records to be maintained by Rule 31a-1 under the 1940 Act in connection with the services provided by the Company. The Company further agrees that all such records it maintains for the Investment Company are the property of the Investment Company and further agrees to surrender promptly to the Investment Company such records upon the Investment Company's request;

     G. At the request of the Investment Company, prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

     H. Such other similar services as may be reasonably requested by the Investment Company.

     The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section One, shall hereafter be referred to as "Fund Accounting Services."

SECTION TWO:  ADMINISTRATIVE SERVICES.

Article 3.  Appointment.

     The Investment Company hereby appoints the Company as Administrator for the period on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to furnish the services herein set forth in return for the compensation set forth in Exhibit 1 to this Agreement.

Article 4.  The Company's Duties.

     As Administrator, and subject to the supervision and control of the Board and in accordance with Proper Instructions (as defined hereafter) from the Investment Company, the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and each of its Funds:

     A. Prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the declaration of trust (which has already been prepared and filed), the by-laws and minutes of meetings of the Board and shareholders;

     B. Prepare and file with the Securities and Exchange Commission ("SEC") and the appropriate state securities authorities the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its Shares;

     C. Prepare, negotiate, and administer contracts (if any) on behalf of the Investment Company with, among others, the Adviser and/or Sub-Adviser and the Investment Company's distributor(s), subject to any applicable restrictions of the Board or the 1940 Act;

     D. Calculate performance data of the Investment Company for dissemination to information services covering the investment company industry;

     E.    Prepare and file the Investment Company's tax returns;

     F.   Coordinate   the  layout  and   printing  of   publicly   disseminated
          prospectuses and reports;

     G. Perform internal audit examinations in accordance with a charter adopted by the Company and the Investment Company;

     H. Assist with the design, development, and operation of the Investment Company and the Funds;

     I. Provide individuals reasonably acceptable to the Board for nomination, appointment, or election as officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as determined by the Investment Company's Board; and

     J. Consult with the Investment Company and its Board on matters concerning the Investment Company and its affairs.

     The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section Two, shall hereafter be referred to as "Administrative Services."

Article 5.  Records.

     The Company shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by the Company for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Company shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Company's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Company to the Investment Company or the Investment Company's authorized representatives.

Article 6.  Expenses.

     Notwithstanding the Company's duties as set forth in Article 4 of this Agreement, the Investment Company assumes full responsibility for the preparation, contents and distribution of its own offering documents and for complying with all applicable requirements the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

     A. The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Investment Company, including the compensation of the Company employees who serve as officers of the Investment Company. The Investment Company shall be responsible for all other expenses incurred by the Company on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors, or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not the Company's employees, trade association dues, and other expenses properly payable by the Funds and/or the Classes.

Article 7.  Standard of Care and Indemnification.

     A. The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which Section Two of this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Any person, even though also an officer, director, trustee, partner, employee or agent of the Company, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

     B. Subject to the conditions set forth below; the Investment Company agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage or expense whatsoever (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any action taken or thing done by the Company in performing Administrative Services pursuant to Section Two of this Agreement if not resulting from the Company's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

           If any action is brought against the Company to which indemnity may be sought against the Investment Company pursuant to the foregoing paragraph, The Company shall promptly notify the Investment Company in writing of the institution of such action and, if provided such notice has been given, the Investment Company shall assume the defense of such action, including the employment of counsel selected by the Investment Company and payment of expenses. The Company shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company unless the employment of such counsel shall have been authorized in writing by the Investment Company in connection with the defense of such action or the Investment Company shall not have employed counsel to have charge of the defense of such action, in any of which events such fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Investment Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Investment Company agrees promptly to notify the Company of the commencement of any litigation or proceedings against the Investment Company or any of its officers or Trustees in connection with the Administrative Services.

     C. The Company agrees to indemnify and hold harmless the Investment Company, each of its Trustees and each of its officers against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fee incurred in connection therewith) arising by reason of any action taken or thing done by the Company in performing Administrative Services pursuant to Section Two of this Agreement if resulting from the Company's willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In case any action shall be brought against the Investment Company or any other person so indemnified based on the foregoing at described in this subsection
          (C), and with respect to which indemnity may be sought against the Company, the Company shall have the rights and duties given to the Investment Company, and the Investment Company and each other person so indemnified shall have the rights and duties given to the Company by the provisions of subsection B above.

SECTION THREE: TRANSFER AGENCY SERVICES.

Article 8.  Terms of Appointment.

     Subject to the terms and conditions set forth in this Agreement, the Investment Company hereby appoints the Company to act as Transfer Agent and Dividend Disbursing Agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program.

Article 9.  Duties of the Company.

     The Company shall perform the following services in accordance with Proper Instructions as may be provided from time to time by the Investment Company as to any Fund:

     A.    Purchases

           (1) The Company shall receive orders and payment for the purchase of Shares and promptly deliver payment and appropriate documentation therefor to the custodian of the relevant Fund, (the "Custodian"). The Company shall notify the Fund the Custodian on a daily basis of the total amount of orders and payments so delivered.

           (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or Class and hold such Shares in the appropriate Shareholder accounts.

           (3) For certificated Funds and/or Classes, if a Shareholder or its agent requests a certificate, the Company, as Transfer Agent, shall countersign and mail by first class mail, a certificate to the Shareholder at its address as set forth on the transfer books of the Funds, and/or Classes, subject to any Proper Instructions regarding the delivery of certificates.

           (4) In the event that any check or other order for the purchase of Shares of a Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/or Class or its distributor will reimburse the Company in the amount of such excess.

     B.    Distribution

           (1) Upon notification by a Fund of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Fund in accordance with the provisions of its governing document and the then-current Prospectus of the Fund. The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian of the estimated amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received by the Custodian on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account, or for certificated Funds and/or Classes, certificates for such Shares shall be delivered where requested; and

           (2) The Company shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.

     C.    Redemptions and Transfers

           (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Funds on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.

           (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

           (3) If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

           (4) The Company shall effect transfers of Shares by the registered owners thereof.

           (5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

     D.    Recordkeeping

           (1) The Company shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the SEC a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Company shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding.

           (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed under this Section Three in the form and manner as agreed to by the Investment Company to include a record for each Shareholder's account of the following:

                    (a)  Name,  address  and  tax  identification   number  (and
                         whether such number has been certified);

                    (b)      Number of Shares held;

                    (c) Historical information regarding the account, including dividends paid and date and price for all transactions;

                    (d) Any stop or restraining order placed against the account;

                    (e) Information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

                    (f) Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

                    (g)  Certificate   numbers   and   denominations   for   any
                         Shareholder holding certificates (if share certificates are issued);

                    (h) Any information required in order for the Company to perform the calculations contemplated or required by this Agreement.

           (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Fund or destroyed in accordance with Proper Instructions.

     E.    Confirmations/Reports

           (1) The Company shall furnish to the Fund periodically the following information:

                    (a)      A copy of the transaction register;

                    (b)      Dividend and reinvestment blotters;

                    (c) The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Company;

                    (d)      Shareholder lists and statistical information;

                    (e) Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments;

                    (f) Such other information as may be agreed upon from time to time.

           (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

          (3) In addition to and not in lieu of the services set forth above, the Company shall:

                    (a) Perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

                    (b) Provide a system which will enable the Fund to monitor the total number of Shares of each Fund (and/or Class) sold in each state ("blue sky reporting"). The Fund shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and
                         (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for each Fund's (and/or Class's) state blue sky reporting status is limited to the recording of the classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Fund as provided above.

     F.    Other Duties

           (1) The Company shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company;

           (2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders; and

           (3) The Company shall establish and maintain facilities and procedures for safekeeping of Share certificates (if issued), check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     The foregoing, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section Three, shall hereafter be referred to as "Transfer Agency Services."

Article 10.  Duties of the Investment Company.

     A.    Compliance

           Notwithstanding, the duties of the Company as set forth in Article 9 of this Agreement, the Investment Company or Fund assume full responsibility for the preparation, contents and distribution of their own and/or their classes' Prospectus and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

     B.    Share Certificates

           If Share certificates are issued, the Investment Company shall supply the Company with a sufficient supply of blank Share certificates and from time to time shall renew such supply upon request of the Company. Such blank Share certificates shall be properly signed, manually or by facsimile, if authorized by the Investment Company and shall bear the seal of the Investment Company or facsimile thereof; and notwithstanding the death, resignation or removal of any officer of the Investment Company authorized to sign certificates, the Company may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Investment Company.

     C.    Distributions

           The Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any Fund's Shares.

SECTION FOUR:  GENERAL PROVISIONS.

Article 11.  Proper Instructions.

     As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and the Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

Article 12.  Assignment.

     Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

     A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     B. With regard to Transfer Agency Services, the Company may, without further consent of the Investment Company, subcontract for the performance of Transfer Agency Services with

           (1) its subsidiary, Federated Shareholder Service Company, a Delaware business trust, which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute ("Section 17A(c)(1)"); or

           (2) such other provider of services duly registered as a transfer agent under Section 17A(c)(1) as Company shall select.

     C. With regard to Fund Accounting Services and Administrative Services, the Company may, without further consent of the Investment Company, subcontract for the performance of such services with Federated Administrative Services, a wholly-owned subsidiary of the Company, or such other service provider as Company may select.

     D. Except as provided in E below, the Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions. The compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Investment Company, the Funds, or the Classes in such respect.

     E. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in B. and C. above; provided, however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the agent.

     F. Either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party.

           Nothing in this Article 12 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

Article 13.  Documents.

     A. In connection with the appointment of the Company under this Agreement, the Investment Company shall file with the Company the following documents:

          (1) A copy of the declaration of trust and by-laws of the Investment Company and all amendments thereto;

          (2) A copy of the resolution of the Board of the Investment Company authorizing this Agreement;

           (3) Specimens of all forms of outstanding Share certificates of the Investment Company or the Funds in the forms approved by the Board of the Investment Company with a certificate of the Secretary of the Investment Company as to such approval;

          (4) All account application forms and other documents relating to Shareholders accounts; and

           (5)      A copy of the current Prospectus for each Fund.

     B. The Fund will also furnish from time to time the following documents:

           (1) Each resolution of the Board of the Investment Company authorizing the original issuance of each Fund's and/or Class's Shares;

           (2) Each registration statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

          (3) A certified copy of each amendment to the declaration of trust and the by-laws of the Investment Company;

           (4) Certified copies of each vote of the Board authorizing officers to give Proper Instructions to the Custodian and agents for fund accounting and shareholder recordkeeping or transfer agency services;

           (5) If issued, specimens of all new Share certificates representing Shares of any Fund, accompanied by Board resolutions approving such forms;

           (6) Such other certificates, documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and

           (7)      Revisions to the Prospectus of each Fund.

Article 14.  Representations and Warranties.

     A.    Representations and Warranties of the Company

           The Company represents and warrants to the Fund that:

          (1) it is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania;

            (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the Commonwealth of Pennsylvania;

            (3) it is empowered under applicable laws and by its articles of incorporation and by-laws to enter into and perform this Agreement;

           (4) all requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement;

           (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

           (6) it is in compliance with federal securities law requirements and in good standing as an administrator, fund accountant and transfer agent.

     B.    Representations and Warranties of the Investment Company

           The Investment Company represents and warrants to the Company that:

           (1) It is an investment company duly organized and existing and in good standing under the laws of its state of organization;

           (2) It is empowered under applicable laws and by its declaration of trust and by-laws to enter into and perform its obligations under this Agreement;

           (3) All corporate proceedings required by said declaration of trust and by-laws have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (4) The Investment Company is an open-end management investment company registered under the 1940 Act; and

           (5) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

Article 15.  Standard of Care and Indemnification.

     A.    Standard of Care

           With regard to Sections One and Three, the Company shall be held to a standard of reasonable care in carrying out the provisions of this Agreement, provided however, that the Company shall be held to any higher standard of care that would be imposed upon the Company, by an applicable law or regulation even though such stated standard of care was not part of this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Any person, even though also an officer, trustee, partner, employee or agent of the Company, who may be or become an officer, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

     B.    Indemnification by Investment Company

           The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

           (1) The Investment Company's refusal or failure to comply with the terms of this Agreement, or which arise out of the Investment Company's lack of good faith, gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Investment Company hereunder;

           (2) The acts or omissions of any Custodian, Adviser, Sub-Adviser or other party contracted or approved by the Investment Company or Fund;

           (3) The reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which:

                    (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Investment Company or Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

                    (b) are received by the Company from independent pricing services or sources for use in valuing the assets of the Investment Company or Fund; or

                    (c) are received by the Company or its agents or subcontractors from Advisers, Sub-Advisers or other third parties contracted or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

                    (d) have been prepared and/or maintained by the Investment Company or Fund or its affiliates or any other person or firm on behalf of the Investment Company.

           (4) The reliance on, or the carrying out by the Company or its agents or subcontractors of, Proper Instructions of the Investment Company or the Fund.

           (5) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

                    Provided, however, that the Company shall not be protected by this Article 15.B. from liability for any act or omission resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth in Article 15.A. above.

     C.    Indemnification by the Company

           The Company shall indemnify and hold the Investment Company and each Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributed to the Company's lack of good faith, negligence, willful misconduct, or failure to meet the standard of care set forth in Article 15A above.

     D.    Reliance

           At any time the Company may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations and is taken in good faith and without negligence. The Company, its agents and subcontractors shall be protected and indemnified in recognizing Share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     E.    Notification

           In order that the indemnification provisions contained in this
           Article 15 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party in writing of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise or settlement in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 16.  Term and Termination of Agreement.

     This Agreement shall be effective from the date first written above and shall continue through November 30, 2001 ("Initial Term"). Thereafter, this Agreement shall be automatically renewed each year for an additional term of one year ("Additional Term") provided that either party may terminate this Agreement by written notice delivered at least six months prior to the expiration of the Initial or any Additional Term. In the event, however, of a material breach by the Company of its obligations under this Agreement, including a failure by the Company to meet the applicable standard of care set forth herein, the Investment Company shall promptly notify the Company in writing of such breach and, upon receipt of such notice, the Company shall promptly cure the breach, and, if the breach is not so cured within 30 days after the Company's receipt of notice thereof, the Investment Company may terminate this Agreement on not less than 30 days' written notice. The termination date for all original or after-added Funds which are, or become, a party to this Agreement shall be coterminous. Investment Companies that merge or dissolve during the Initial Term or Additional Term shall cease to be a party on the effective date of such merger or dissolution.

     Upon the termination of this Agreement by the Investment Company, the Investment Company shall pay to the Company such compensation as may be payable prior to the effective date of such termination. In the event that the Investment Company designates a successor to any of the Company's obligations hereunder, the Company shall, at the expense and direction of the Investment Company, transfer to such successor all relevant books, records and other data established or maintained by the Investment Company under the foregoing provisions. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination. The provisions of Articles 7 and 15 shall survive the termination of this Agreement.

Article 17.  Amendment.

     This Agreement may be amended or modified by a written agreement executed by both parties.

Article 18.  Interpretive and Additional Provisions.

     In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Investment Company's declaration of trust.

Article 19.  Governing Law.

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania, provided however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

Article 20.  Notices.

     Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 or to the Company at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779 or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 21.  Counterparts.

         This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 22.  Merger of Agreement.

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 23.  Successor Agent.

     If a successor agent for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor agent at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

     In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.

Article 24.  Force Majeure.

     The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.

Article 25.  Severability.

     In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 26. Limitations of Liability of Trustees and Shareholders of the Investment Company.

     The execution and delivery of this Agreement have been authorized by the trustees of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the trustees or shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the declaration of trust of the Investment Company.

Article 27.  Compensation.

     A. The Funds will compensate the Company for the services described herein in accordance with the fees agreed upon from time to time between the parties hereto. Such fees do not include out-of-pocket disbursements of the Company for which the Funds shall reimburse the Company. Out-of-pocket disbursements shall include, but shall not be limited to, the items agreed upon between the parties from time to time, including those items listed on Exhibit 1 attached hereto.

     B. The Fund and/or the Classes, and not the Company, shall bear the cost of: custodial fees and expenses; membership dues in the Investment Company Institute or any similar organization; transfer agency fees and expenses; investment advisory fees; costs of printing and mailing Share certificates (if issued); Prospectuses, reports and notices; administrative fees and expenses; interest on borrowed money; brokerage commissions; taxes and fees payable to federal, state and other governmental agencies; fees and expenses of the trustees of the Investment Company who are not employees of the Company; independent auditors fees and expenses; legal and audit department expenses billed to the Company for work performed related to the Investment Company, the Funds, or the Classes; law firm fees and expenses; organizational expenses; or other expenses not specified in this Article 27 which may be properly payable by the Funds and/or Classes.

     C. The compensation and out-of-pocket expenses attributable to the Fund shall be accrued by the Fund and shall be paid to the Company no less frequently than monthly, and shall be paid daily upon request of the Company. The Company will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

     D. Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Investment Company and/or the Funds and a duly authorized officer of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

                         THE WACHOVIA FUNDS
                         THE WACHOVIA MUNICIPAL FUNDS

                         By:  /s/ Charles L. Davis, Jr.
                         Name:  Charles Davis
                         Title:  Vice President

                         FEDERATED SERVICES COMPANY

                         By:  /s/ Lawrence Caracciolo
                         Name:  Lawrence Caracciolo
                         Title: Senior Vice President

                                    EXHIBIT 1
                              to the Agreement for
                            Fund Accounting Services,
                             Administrative Services
                                       and
                            Transfer Agency Services

         The Agreement for Fund Accounting Services, Administrative Services and Transfer Agency Services dated June 3, 1999, among THE WACHOVIA FUNDS, THE WACHOVIA MUNICIPAL FUNDS and FEDERATED SERVICES COMPANY shall apply to the following Portfolios:

Wachovia Money Market Fund
         Investment Shares
         Institutional Shares
Wachovia Tax-Free Money Market Fund
         Investment Shares
         Institutional Shares
Wachovia U.S. Treasury Money Market Fund
         Institutional Shares
         Investment Shares
Wachovia Prime Cash Management Fund
         Institutional Shares
Wachovia Balanced Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Equity Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Equity Index Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Executive Equity Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Executive Fixed Income Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Fixed Income Fund
         Class A Shares*
         Class B Shares
         Class Y Shares

Wachovia Short-Term Fixed Income Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Special Values Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Quantitative Equity Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Emerging Markets Fund
         Class A Shares*
         Class B Shares
         Class Y Shares
Wachovia Georgia Municipal Bond Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia North Carolina Municipal Bond Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia South Carolina Municipal Bond Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Growth & Income Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Virginia Municipal Bond Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Intermediate Fixed Income Fund
         Class A Shares
         Class B Shares
         Class Y Shares
Wachovia Personal Equity Fund
         Class A Shares
         Class B Shares
         Class Y Shares

*Existing Shares were redesignated as Class A Shares

I. General Fee

For all Fund Accounting, Administrative, and Transfer Agency Services provided pursuant to this Agreement, the Investment Company agrees to pay and the Company hereby agrees to accept as full compensation for its services rendered hereunder a fee as follows:

     With respect to Wachovia Prime Money Market Fund ... 5 basis points on average daily net assets of Wachovia Prime Money Market Fund.

         With respect to all other Funds:

10.0     basis points on average daily net assets* up to $3.5 billion
6.0      basis points on average daily net assets* of $3.5 to $5.0 billion
4.0      basis points on average daily net assets* of $5.0 to $10.0 billion
3.0      basis points on average daily net assets* of $10.0 to $20.0 billion
2.0      basis points on average daily net assets* over $20.0 billion

         *Of all Funds, excluding Wachovia Prime Money Market Fund

II. Fund Accounting Services Out-of-Pocket Expenses

Out-of-pocket expenses include, but are not limited to, the following: postage (including overnight courier service), statement stock, envelopes, telephones, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific system enhancements ,access to the shareholder recordkeeping system, security pricing services, variable rate change notification services, paydown factor notification services

III. Transfer Agency Services Out-of-Pocket Expenses

                    Out-of-pocket expenses include but are not limited to postage (including overnight courier service), statement stock, envelopes, telecommunication charges (including Fax), travel, duplicating, forms, supplies, microfiche, computer access charges, client specific enhancements, disaster recovery, closed account fees, processing fees (including check encoding), and expenses incurred at the specific direction of the Fund. Postage for mass mailings is due seven days in advance of the mailing date. IV. Payment

Payment is due thirty days after the date of the invoice.

     IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of June 3, 1999.


          THE WACHOVIA FUNDS
          THE WACHOVIA MUNICIPAL FUNDS

          By:  /s/ Charles L. Davis, Jr.
          Name:  Charles Davis
          Title:  Vice President

          FEDERATED SERVICES COMPANY

          By:  /s/ Lawrence Caracciolo
          Name:  Lawrence Caracciolo
          Title: Senior Vice President